UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 31, 2014

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
On July 31, 2014, we announced the results of our operations for the first fiscal quarter ended June 30, 2014. The complete release is attached to this report as Exhibit 99.1.
Item 8.01.    Other Events.
On July 18, 2014, Microchip Technology Incorporated (the "Company") filed its Definitive Proxy Statement (the "Proxy Statement") related to its annual meeting of stockholders to be held on August 25, 2014.  Subsequent to the filing of the Proxy Statement, the Company discovered a typographical error in the section entitled "Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2015 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals." The Proxy Statement states that the deadline for stockholders to submit a proposal to be included in the proxy statement for the 2015 annual meeting is March 19, 2015, and the deadline for stockholders to introduce a director nomination or a proposed item of business for the 2015 annual meeting is April 18, 2015.  The correct deadlines are March 20, 2015 and April 19, 2015, respectively. This filing does not change any other information in the Proxy Statement as originally filed on July 18, 2014
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Microchip Technology Announces Record Net Sales for First Quarter Fiscal Year 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014	Microchip Technology Incorporated (Registrant)

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

99.1	Microchip Technology Announces Record Net Sales for First Quarter Fiscal Year 2015